Exhibit 10.1

Summary of Plan Terms for 2006 Executive Short-Term Incentive Plan

The Advent Software 2006 Executive Short-Term Incentive Plan (“the Plan”) is designed to motivate and reward the Executive Team for short-term achievement of key bookings, revenue and operating profit milestones during the 2006 fiscal year. A summary of the terms follows:

•      The Plan is applicable to the President and CEO and executive-level direct reports of the CEO (the “Executives”)

•      The individual plans establish various target amounts, performance measures and goals of the cash bonuses awarded under the Plan for each Executive.

•      Target amounts range from a total per individual of $54,367 to $250,100.

•      Plan targets are based on bookings, recognized revenue, operating profit and individual executive performance relative to goals.

•      The Plan is an annual plan and is effective for the fiscal year end of 2006 and any bonuses earned will be paid in the first quarter of 2007.

•      The Plan may be renewed at the election of the Company for future periods.